Exhibit 10.1
Summary Sheet regarding Compensation for Executive Officers

						2006 Bonus Criteria (4)
			2005	Shares of		Corporate/		Individual/Team
		2006 Base	Bonus	Restricted	Bonus	Financial		Performance
Name	Title	Salary (1)	Amount	Stock (2)	Range (3)	Goals		Goals
Andrew C. Florance	President & Chief Executive Officer	$405,363	$272,473	12,625	0-100%	75%		25%
Frank A. Carchedi	Chief Financial Officer & Treasurer	$226,455	$141,855	3,443	50-80%	60%		40%
Christopher Tully (5)	Sr. Vice President Sales & Customer Service	$238,680	$64,260	2,967	0-35%	0	%(5)	100%
Craig Farrington	Vice President Research	$178,432	$93,291	1,952	0-75%	40%		60%

(1)	All salary increases will be effective as of April 1, 2006.

(2)	The shares of restricted stock were granted to the executives under the Company’s 1998 Stock Incentive Plan, as amended. The shares vest over a four-year period, one-fourth on each of April 27, 2007, April 27, 2008, April 27, 2009 and April 27, 2010. A form of restricted stock agreement has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated by reference herein.

(3)	The bonus range represents a percentage of the executive’s base salary.

(4)	The table sets forth the break down for each executive officer of the percentage of such officer’s bonus that is based on achievement of corporate/financial goals and the percentage of such officer’s bonus that is based on achievement of individual/team performance goals. The criteria that the Committee uses to determine bonuses include, without limitation, the level of achievement of goals based on the following criteria: Company revenues, Company earnings, research, data quality, new and enhanced products, software development, management, customer service, accounts receivable, human resources, investor relations, financial reporting and sales. The criteria differ for each of the executive officers.

(5)	Mr. Tully also has the ability to earn monthly commissions based on the Company’s monthly net new revenue amounts.